Q1 2018 RESULTS ANNOUNCED FOR
EQT MIDSTREAM PARTNERS AND EQT GP HOLDINGS

Pittsburgh, PA (April 26, 2018) – EQT Midstream Partners, LP (NYSE: EQM) today announced first quarter 2018 results, including net income of $177.2 million, adjusted EBITDA of $204.4 million, net cash provided by operating activities of $182.4 million, and distributable cash flow of $187.2 million. EQM operating income was $178.3 million, which was 23% higher than last year. The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures to their most comparable GAAP financial measure as well as important disclosures regarding projected adjusted EBITDA and projected distributable cash flow.

EQT GP Holdings, LP (NYSE: EQGP) today announced net income attributable to EQGP of $80.7 million for the first quarter 2018.

EQM HIGHLIGHTS:

•	Announced streamlining transaction in a separate news release issued today

•	Increased EQM per unit distribution by 20% compared to Q1 2017

•	Maintained a 1.42x coverage ratio for the quarter

•	Generated 89% of operating revenue from firm reservation fees

•	Commenced construction of the Mountain Valley Pipeline

•	Initiated a binding open season for the MVP Southgate project

EQM first quarter operating revenue increased $32.8 million, 16% higher compared to the same quarter last year. The increase was primarily due to higher contracted firm transmission and gathering capacity and increased seasonal storage related services. During the quarter, 89% of operating revenue was generated by firm reservation fees. Operating expenses were flat versus the first quarter of 2017, as higher operating and maintenance (O&M) expense and depreciation and amortization expense were offset by lower selling, general and administrative (SG&A) expense. The increase in O&M expense was driven by higher system throughput and SG&A expense was lower primarily from a decrease in personnel costs.

STREAMLINING TRANSACTION
EQM, EQGP, Rice Midstream Partners LP (NYSE: RMP), and EQT Corporation (NYSE: EQT) today announced a midstream streamlining transaction that includes:

•
EQM's purchase of EQT's retained midstream assets for $1.15 billion in cash and 5.9 million EQM common units and Gulfport Energy's 25% ownership in the Strike Force Gathering System for $175 million in cash.

•
The merger of EQM and RMP in a unit-for-unit transaction at an exchange ratio of 0.3319x, which implies a transaction value of $2.4 billion, including the assumption of RMP debt. The RMP debt balance was $325 million as of March 31, 2018.

•	EQGP's purchase of the RMP Incentive Distribution Rights from EQT for 36.3 million EQGP common units.
For details on the streamlining transaction please refer to the news release issued today and available at www.eqtmidstreampartners.com or www.ricemidstream.com.

QUARTERLY DISTRIBUTION
EQM
For the first quarter of 2018, EQM will pay a quarterly cash distribution of $1.065 per unit, which will be paid on May 15, 2018 to EQM unitholders of record at the close of business on May 4, 2018. The quarterly cash distribution is 4% higher than the fourth quarter of 2017 and is 20% higher than the first quarter of 2017.

EQGP
For the first quarter of 2018, EQGP will pay a quarterly cash distribution of $0.258 per unit, which will be paid on May 24, 2018 to EQGP unitholders of record at the close of business on May 4, 2018. The quarterly cash distribution is 6% higher than the fourth quarter of 2017 and is 35% higher than the first quarter 2017 distribution. For the quarter, EQGP expects to receive $69.7 million of cash distributions from EQM and distribute $68.7 million.

GUIDANCE
The financial projections for full-year and Q2 2018 assume a May 1, 2018 effective date for the acquisition of EQT's retained midstream assets and Gulfport Energy's 25% ownership of Strike Force (Ohio Gathering Assets) and a September 1, 2018 closing date for the RMP merger. Over the long-term, EQM is targeting 3.5x debt to EBITDA, which is an investment grade metric; and a 1.1x-1.2x distribution coverage ratio. EQM continues to target annual distribution per unit growth of 15% to 20% for several years. Based on the strength of EQM’s credit metrics and the current organic growth project backlog, EQM is not forecasting any additional public equity issuance at least through 2020.

EQM	2018	2019	2020

Net Income ($B)	$0.70 – $0.80	$0.95 – $1.05	$1.00 – $1.10
Adjusted EBITDA ($B)	$0.90 – $1.00	$1.40 – $1.50	$1.55 – $1.65
Distributable Cash Flow ($B)	$0.75 – $0.85	$1.15 – $1.25	$1.25 – $1.35
Distribution per unit (using midpoint of guidance)*	$4.50	$5.29	$6.21

EQGP	2018	2019	2020
Distribution per unit*	$1.21	$1.67	$2.09
Distribution per unit year-over-year growth*	39%	38%	25%
*Based on midpoint of 15% - 20% year-over-year distribution growth rate guidance for EQM.

EQM	Q2 2018
Net Income ($MM)	$170 – $180
Adjusted EBITDA ($MM)	$205 – $215

Due to the seasonal nature of some transmission and storage services, primarily from utility customer contracts, second quarter 2018 revenue from these contracts and services will be lower than first quarter by approximately $20 million.

EQM is unable to provide a projection of its full-year 2018, 2019 or 2020 net cash provided by operating activities, the most comparable financial measure to distributable cash flow calculated in accordance with GAAP. Please see the Non-GAAP Disclosures section of this news release.

EQM EXPANSION & ONGOING MAINTENANCE CAPITAL EXPENDITURES
Expansion
Expansion capital expenditures and capital contributions to Mountain Valley Pipeline, LLC (MVP JV), totaled $198 million in the first quarter 2018. The full-year pro forma forecast below assumes a May 1, 2018 effective date for acquisition of the Ohio Gathering Assets and a September 1, 2018 closing of the EQM/RMP merger.

$MM	Three Months Ended March 31, 2018	2018 Full-year Pro Forma Forecast
Mountain Valley Pipeline	$117	$1,000 - $1,200
Gathering	$67	$485
Transmission	$14	$100
Water	-	$15
Total	$198	$1,600 - $1,800

Ongoing Maintenance
Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long-term, EQM operating capacity or operating income. EQM ongoing maintenance capital expenditures, net of expected reimbursements, totaled $3.9 million in the first quarter 2018. EQM forecasts pro forma full-year 2018 ongoing maintenance capital expenditures of $45 million.

PROJECT UPDATE
Mountain Valley Pipeline
In January 2018, MVP JV began filing requests for partial Notices to Proceed with the Federal Energy Regulatory Commission (FERC), and subsequently has received permission to begin construction activities in nearly all areas along the route. In the first quarter, MVP JV completed all tree-felling activities subject to the March 31 biological deadline. The 303-mile pipeline is estimated to cost $3.5 billion, with EQM funding its proportional share, or approximately $1.6 billion. MVP JV has secured a total of 2 Bcf per day of firm capacity commitments at 20-year terms and continues to target a late 2018 in-service date.

MVP Southgate
The MVP Southgate project will receive gas from MVP and extend approximately 70 miles south to new delivery points in Rockingham and Alamance Counties, North Carolina. The project is anchored by a firm capacity commitment from PSNC Energy. The final project scope will be determined after a binding open season, which is scheduled to end on May 11, 2018. The preliminary project cost estimate is $350 to $500 million. EQM is expected to have between 33% and 48% ownership in the project and will operate the pipeline. Subject to approval by the FERC, MVP Southgate has a targeted in-service date of the fourth quarter 2020.

Hammerhead Pipeline
The Hammerhead pipeline is designed as a 1.2 Bcf per day gathering header pipeline that will traverse approximately 55 miles from southwestern Pennsylvania to Mobley, West Virginia, where both the MVP and the Ohio Valley Connector originate. The pipeline is estimated to cost $460 million and is expected to be placed in-service during the third quarter of 2019.

MANAGEMENT
On March 14, 2018, Jerry Ashcroft was named President and Chief Executive Officer of EQM, EQGP, and Rice Midstream Partners LP. Jerry was previously senior vice president and chief operating officer for the general partner of EQM. He has more than 15 years of experience in the oil, gas, and pipeline industries – including most recently as chief executive officer of Gulf Oil L.P.

NON-GAAP DISCLOSURES
EQM Adjusted EBITDA and Distributable Cash Flow
As used in this news release, EQM adjusted EBITDA means EQM’s net income plus net interest expense, depreciation and amortization expense, payments on EQM's preferred interest in EQT Energy Supply, LLC (Preferred Interest) and non-cash long-term compensation expense less equity income and AFUDC - equity. As used in this news release, distributable cash flow means EQM adjusted EBITDA less net interest expense excluding interest income on the Preferred Interest, capitalized interest and AFUDC - debt, and ongoing maintenance capital expenditures net of expected reimbursements. Distributable cash flow should not be viewed as indicative of the actual amount of cash that EQM has available for distributions from operating surplus or that EQM plans to distribute. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

•
EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;

•	the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders;

•	EQM’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQM believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing EQM’s results of operations and financial condition. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in its industry, EQM’s definition of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. The table below reconciles adjusted EBITDA and distributable cash flow with net income and net cash provided by operating activities as derived from the statements of consolidated operations and cash flows to be included in EQM’s quarterly report on Form 10-Q for the quarter ended March 31, 2018.

EQM is unable to project net cash provided by operating activities or provide the related reconciliation between projected distributable cash flow and projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, because net cash provided by operating activities includes the impact of changes in operating assets and liabilities. Changes in operating assets and liabilities relate to the timing of EQM’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and EQM is unable to project these timing differences with any reasonable degree of accuracy to a specific day, three or more months in advance. EQM is also unable to provide a reconciliation of its projected EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP, because EQM does not provide guidance with respect to the intra-year timing of its or the MVP JV’s capital spending, which impact AFUDC-debt and equity and equity earnings, among other items, that are reconciling items between adjusted EBITDA and net income. The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. EQM provides a range for the forecasts of net income, adjusted EBITDA and distributable cash flow to allow for the variability in the timing of cash receipts and disbursements, capital spending and the impact on the related reconciling items, many of which interplay with each other. Therefore, the reconciliations of projected distributable cash flow and adjusted EBITDA to projected net cash provided by operating activities and net income are not available without unreasonable effort.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
EBITDA means the earnings before interest, taxes and depreciation of the EQT's retained midstream assets. EBITDA of these assets is a non-GAAP supplemental financial measure that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the impact of the potential sale of the retained midstream assets from EQT Corporation (EQT) to EQM through one or more drop-down transactions on EQM’s future results of operations.

EQM believes that the projected EBITDA of the retained midstream assets provides useful information to investors in assessing the impact of the potential drop-down transactions on EQM’s future results of operations. EBITDA should not be considered as an alternative to net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because EBITDA may be defined differently by other companies in EQM’s industry, the definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure.

EQM has not provided projected net income from the retained midstream assets, the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected EBITDA to projected net income of the assets. The retained midstream assets are operated as part of EQT’s Production business segment, and EQT does not allocate certain costs, such as interest and tax expenses, to individual assets within its business segments. Therefore, the projected net income of the retained midstream assets and a reconciliation of projected EBITDA of the assets to projected net income from those assets are not available without unreasonable effort.

Reconciliation of EQM Adjusted EBITDA and Distributable Cash Flow

(Thousands)	Three Months Ended March 31, 2018

Net income	$177,218
Add:
Net interest expense	10,833
Depreciation and amortization expense	23,179
Preferred Interest payments	2,746
Non-cash long-term compensation expense	331
Less:
Equity income	(8,811)
AFUDC – equity	(1,065)
Adjusted EBITDA	$204,431
Less:
Net interest expense excluding interest income on the Preferred Interest	(12,500)
Capitalized interest and AFUDC – debt	(817)
Ongoing maintenance capital expenditures net of expected reimbursements	(3,865)
Distributable cash flow	$187,249

Distributions declared (1):
Limited Partner	$85,830
General Partner	46,491
Total	$132,321
Coverage Ratio	1.42x

Net cash provided by operating activities	$182,402
Adjustments:
Capitalized interest and AFUDC – debt	(817)
Principal payments received on the Preferred Interest	1,079
Ongoing maintenance capital expenditures net of expected reimbursements	(3,865)
Other, including changes in working capital	8,450
Distributable cash flow	$187,249

(1)
Reflects cash distribution of $1.065 per limited partner unit for the first quarter 2018 and 80,591,366 limited partner units outstanding as of March 31, 2018. If limited partner units are issued on or prior to May 4, 2018, the aggregate level of all distributions will be higher.

Q1 2018 Webcast Information
EQM and EQGP will host a joint live webcast with security analysts today at 11:30 a.m. ET. Topics include first quarter 2018 financial results, operating results, the midstream streamlining transaction and other matters. The webcast is available at www.eqtmidstreampartners.com, with a replay available for seven days following the call.

EQT, which owns EQGP’s general partner and holds a 90% limited partner interest in EQGP, will also host a webcast with security analysts today at 10:30 a.m. ET. EQM and EQGP unitholders are encouraged to listen to EQT’s webcast, as the discussion may include topics relevant to EQM and EQGP, such as EQT's financial and operational results, specific reference to EQM and EQGP first quarter 2018 results and the midstream streamlining transaction. The webcast can be accessed via www.eqt.com, with a replay available for seven days following the call.

About EQT Midstream Partners:
EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian Basin. The Partnership provides midstream services to EQT Corporation and third-party companies through its strategically located transmission, storage, and gathering systems that service the Marcellus and Utica regions. The Partnership owns approximately 950 miles of FERC-regulated interstate pipelines; and also owns approximately 1,800 miles of high- and low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com.

About EQT GP Holdings:
EQT GP Holdings, LP is a limited partnership that owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP. EQT Corporation owns the general partner interest and a 90% limited partner interest in EQT GP Holdings, LP.

Visit EQT GP Holdings, LP at www.eqtmidstreampartners.com.

EQM and EQGP management speak to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the EQM and EQGP website at www.eqtmidstreampartners.com.

Cautionary Statements
EQT is under no obligation to sell EQT's retained midstream assets to EQM, is not restricted from competing with EQM and may acquire, construct or dispose of midstream assets without any obligation to offer EQM the opportunity to purchase or construct the assets.

The distribution amounts from EQM to EQGP are subject to change if EQM issues additional common units on or prior to the record date for the first quarter 2018 distribution.

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQGP and its subsidiaries, including EQM, including guidance regarding EQM’s gathering and transmission and storage revenue and volume growth; revenue and expense projections; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering and transmission projects); the cost, capacity, timing of regulatory approvals and anticipated in-service date of the Mountain Valley Pipeline (MVP) and MVP Southgate project; the ultimate terms, partners and structure of, and EQM's ownership interest in, the MVP joint venture; the timing of the proposed separation of EQT's production and midstream businesses and the midstream streamlining transaction, and the parties' ability to complete the separation and streamlining transaction; the expected synergies resulting from the streamlining transaction; asset acquisitions, including EQM’s ability to complete any asset purchases from third parties and anticipated synergies and accretion associated with any acquisition; the expected benefits to EQM resulting from EQT's acquisition of Rice Energy Inc; internal rate of return (IRR); compound annual growth rate (CAGR); capital commitments, projected capital contributions and capital and operating expenditures, including the amount and timing of capital expenditures reimbursable by EQT, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including funding sources and availability; distribution amounts, rates and growth; projected net income, projected adjusted EBITDA, projected EBITDA for EQT's retained midstream assets and projected distributable cash flow; the timing and amount of future issuances of EQM common units under EQM’s $750 million at the market equity distribution program; changes in EQM’s credit ratings; the effects of government regulation and litigation; and tax position. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQM and EQGP have based these forward-looking statements on current expectations and assumptions about future events. While EQM and EQGP consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the partnerships’ control. The risks and uncertainties that may affect the operations, performance and results of EQM’s and EQGP’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission (SEC) and Item 1A, “Risk Factors” of EQGP’s Form 10-K for the year ended December 31, 2017 as filed with the SEC, in each case as may be updated by any subsequent Form 10-Qs. Any forward-looking statement speaks only as of the date on which such statement is made, and neither EQM nor EQGP intends to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQT Corporation and its subsidiaries, other than EQM and EQGP, is derived from publicly available information published by EQT.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of EQM’s and EQGP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of EQM’s and EQGP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not EQM or EQGP, as applicable, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
No Offer or Solicitation
This release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Additional Information and Where to Find It
In connection with their proposed business combination transaction, EQM and RMP intend to file a registration statement on Form S-4, containing a proxy statement/prospectus (the Form S-4) with the SEC. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that EQM or RMP may file with the SEC or send to RMP unitholders in connection with the proposed transaction. UNITHOLDERS OF RMP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE FORM S-4 AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN IF AND WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, investors and security holders will be able to obtain copies of these documents, including the proxy statement/prospectus and the registration statement, and any other documents that may be filed with the SEC with respect to the proposed transaction free of charge at the SEC’s website, http://www.sec.gov or as described in the following paragraph.
The documents filed with the SEC by EQT and its publicly traded subsidiaries (including EQM, RMP and EQGP) may be obtained free of charge at the applicable website (www.eqt.com for EQT, www.eqtmidstreampartners.com for EQGP and EQM, and www.ricemidstream.com for RMP) or by requesting them by mail at EQT Corporation, 625 Liberty Avenue, Suite 1700, Pittsburgh, PA 15222, Attention: Investor Relations, or by telephone at (412) 553-5700.
Participants in the Solicitation
EQT, EQM, RMP and EQGP (EQM, RMP and EQGP collectively, the Partnerships) and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of RMP in connection with the proposed transaction. Information about the directors and executive officers of the general partners of EQM, RMP and EQGP is set forth, respectively, in the Annual Report on Form 10-K for the year ended December 31, 2017 filed by such Partnership with the SEC on February 15, 2018 and certain of the Partnerships’ respective Current Reports on Form 8-K. Information regarding EQT’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2017 filed by EQT with the SEC on February 15, 2018, EQT’s definitive proxy statement for its 2017 annual meeting of shareholders filed with the SEC on February 17, 2017 and certain of EQT’s Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2018	2017
	(Thousands, except per unit amounts)
Operating revenues (1)	$232,842	$200,072
Operating expenses:
Operating and maintenance	18,176	16,817
Selling, general and administrative	13,145	17,400
Depreciation and amortization	23,179	20,547
Total operating expenses	54,500	54,764
Operating income	178,342	145,308
Equity income	8,811	4,277
Other income	898	1,537
Net interest expense	10,833	7,926
Net income	$177,218	$143,196

Calculation of limited partner interest in net income:
Net income	$177,218	$143,196
Less general partner interest in net income – general partner units	(3,117)	(2,519)
Less general partner interest in net income – incentive distribution rights	(44,164)	(30,686)
Limited partner interest in net income	$129,937	$109,991

Net income per limited partner unit – basic and diluted	$1.61	$1.36
Weighted average limited partner units outstanding – basic and diluted	80,607	80,602

(1)	Operating revenues included affiliate revenues from EQT of $160.6 million and $143.4 million for the three months ended March 31, 2018 and 2017, respectively.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
GATHERING RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2018	2017
FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$109,933	$94,271
Volumetric based fee revenues:
Usage fees under firm contracts (1)	12,108	4,821
Usage fees under interruptible contracts	3,867	3,237
Total volumetric based fee revenues	15,975	8,058
Total operating revenues	125,908	102,329
Operating expenses:
Operating and maintenance	10,625	10,340
Selling, general and administrative	5,654	9,425
Depreciation and amortization	10,738	8,860
Total operating expenses	27,017	28,625
Operating income	$98,891	$73,704

OPERATIONAL DATA
Gathering volumes (BBtu per day)
Firm capacity reservation	1,964	1,728
Volumetric based services (2)	600	224
Total gathered volumes	2,564	1,952

Capital expenditures	$68,933	$48,838

(1)	Includes fees on volumes gathered in excess of firm contracted capacity.

(2)	Includes volumes gathered under interruptible contracts and volumes gathered in excess of firm contracted capacity.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
TRANSMISSION RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2018	2017
FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$97,775	$92,274
Volumetric based fee revenues:
Usage fees under firm contracts (1)	3,822	2,857
Usage fees under interruptible contracts	5,337	2,612
Total volumetric based fee revenues	9,159	5,469
Total operating revenues	106,934	97,743
Operating expenses:
Operating and maintenance	7,551	6,477
Selling, general and administrative	7,491	7,975
Depreciation and amortization	12,441	11,687
Total operating expenses	27,483	26,139
Operating income	$79,451	$71,604

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day)
Firm capacity reservation	2,815	2,119
Volumetric based services (2)	42	31
Total transmission pipeline throughput	2,857	2,150

Average contracted firm transmission reservation commitments (BBtu per day)	4,140	3,743

Capital expenditures	$18,929	$21,389

(1)	Includes fees on volumes transported in excess of firm contracted capacity as well as commodity charges and fees on all volumes transported under firm contracts.

(2)	Includes volumes transported under interruptible contracts and volumes transported in excess of firm contracted capacity.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
CAPITAL EXPENDITURE SUMMARY

	Three Months Ended March 31,
	2018	2017
	(Thousands)
Expansion capital expenditures (1)	$80,554	$66,645
Maintenance capital expenditures:
Ongoing maintenance	6,664	3,582
Funded regulatory compliance	644	—
Total maintenance capital expenditures	7,308	3,582
Total capital expenditures	$87,862	$70,227

(1)	Expansion capital expenditures do not include capital contributions made to the MVP JV of $117.0 million and $19.8 million for the three months ended March 31, 2018 and 2017, respectively.

EQT GP HOLDINGS, LP AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2018	2017
	(Thousands, except per unit amounts)
Operating revenues (1)	$232,842	$200,072
Operating expenses:
Operating and maintenance	18,176	16,817
Selling, general and administrative	14,372	18,612
Depreciation and amortization	23,179	20,547
Total operating expenses	55,727	55,976
Operating income	177,115	144,096
Equity income	8,811	4,277
Other income	898	1,537
Net interest expense	10,817	7,922
Net income	176,007	141,988
Net income attributable to noncontrolling interests	95,334	80,612
Net income attributable to EQT GP Holdings, LP	$80,673	$61,376

Net income per common unit – basic and diluted	$0.30	$0.23
Weighted average common units outstanding – basic and diluted	266,193	266,183

(1)	Operating revenues included affiliate revenues from EQT of $160.6 million and $143.4 million for the three months ended March 31, 2018 and 2017, respectively.

Analyst inquiries please contact:
Nate Tetlow – Investor Relations Director, 412-553-5834
ntetlow@eqtmidstreampartners.com

Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqt.com

Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqt.com

Source: EQT Midstream Partners, LP and EQT GP Holdings, LP